Exhibit 21

SUBSIDIARIES OF REGISTRANT

Name	Jurisdiction of Incorporation

Alternative Re Holdings Limited	Bermuda

Alternative Re Limited	Bermuda

Alternative Underwriting Services, Ltd.	Bermuda

Alwyn Insurance Company Limited	Gibraltar

Arch Capital Group (U.S.) Inc.	Delaware

Arch Capital Holdings Ltd.	Bermuda

Arch Capital Services Inc.	Delaware

Arch Europe Insurance Services Ltd	United Kingdom

Arch Excess & Surplus Insurance Company	Nebraska

Arch Financial Holdings B.V.	Netherlands

Arch Financial Holdings Europe I Limited	Ireland

Arch Financial Holdings Europe II Limited	Ireland

Arch Indemnity Insurance Company	Nebraska

Arch Insurance Canada Ltd.	Canada

Arch Insurance Company	Missouri

Arch Insurance Company (Europe) Limited	United Kingdom

Arch Insurance Group Inc.	Delaware

Arch International Services Inc.	Delaware

Arch Investments I LLC	Delaware

Arch Insurance Solutions Inc.	Delaware

Arch Investment Holdings I Ltd.	Bermuda

Arch Investment Holdings II Ltd.	Bermuda

Arch Investment Holdings III Ltd.	Bermuda

Arch Investment Holdings IV Ltd.	Bermuda

Arch Investment Management Ltd.	Bermuda

Arch Mortgage Assurance Company	Wisconsin

Arch Mortgage Insurance Limited	Ireland

Arch Mortgage Insurance Company	Wisconsin

Arch Mortgage Reinsurance Company	Wisconsin

Arch Re Accident & Health ApS	Denmark

Arch Re Facultative Underwriters Inc.	Delaware

Arch Reinsurance Company	Nebraska

Arch Reinsurance Europe Underwriting Limited	Ireland

Arch Reinsurance Ltd.	Bermuda

Arch Risk Partners Ltd.	United Kingdom

Arch Risk Transfer Services Ltd.	Bermuda

Arch Specialty Insurance Agency Inc.	Missouri

Arch Specialty Insurance Company	Nebraska

Arch Syndicate Investments Ltd	United Kingdom

Arch Underwriters Ltd.	Bermuda

Arch Underwriters Europe Limited	Ireland

Arch Underwriting Agency LLC	Delaware

Arch Underwriting at Lloyd’s Ltd	United Kingdom

Arch Underwriting at Lloyd’s (Australia) Pty Ltd	Australia

Arch Underwriting Managers at Lloyd’s (South Africa) (Pty) Limited	Republic of South Africa

Arch U.S. MI Holdings Inc.	Delaware

Arch U.S. MI Services Inc.	Delaware

First American Services Corporation	Missouri

Insurance Technology Services Inc.	Philippines

PMI Mortgage Assurance Co.	Arizona